Exhibit 99.1

Public Offering December 2014

Cautionary Statement Concerning Forward-Looking Statements Ocata Therapeutics Inc. (“Ocata” or “the Company”) has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this presentation relates. Before you invest you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free on the SEC’s website at http://www.sec.gov These slides and the accompanying oral presentation contain statements that are not historical facts and are considered forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will”, “would,” ”plan,” ”projected,” or the negative of such words or other similar words or phrases. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties and statements related to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are also subject to a number of material risks and uncertainties that are described more fully in the prospectus and the preliminary prospectus supplement filed with the SEC, including without limitation our most recently filed Report on Form 10-Q, as filed with the SEC. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do note undertake or indent to update any forward-looking statements contained herein or in our public filings wit the SEC.

Ocata's Regenerative Ophthalmology™ Research is Poised to Deliver Transformative New Therapies for Macular Degeneration and Other High Medical Need Diseases of the Eye Stargardt’s Macular Degeneration (SMD) is an orphan disease with no available treatment Leading form of inherited juvenile onset macular degeneration that leads to blindness Approximately 15m people in the US have age related macular degeneration (AMD); ~90% have dry AMD There is no current treatment to prevent, effectively treat or cure dry AMD Myopic Macular Degeneration (MMD) Prevalent condition especially in Asia affecting up to 13m in China and Japan Ophthalmology Opportunities are Attractive $12 Billion US Market and Growing

Ocata Therapeutics Provides the First Long-term Evidence of Safety and Signs of Improvement in Vision with Transplantation of RPE Cells “What we did is transplant the cells into patients who have a disease where those particular cells are dying; and we replaced those dying tissues with new tissue that's derived from these stem cells. In a way it's a retinal transplant. - Steven Schwartz, eye specialist, UCLA

Addressing Macular Degeneration with Groundbreaking RPE Therapy The Regenerative Ophthalmology™ Company Safety observed, in addition to anatomical and functional evidence of repair and restoration in Phase 1 trials for dry AMD and SMD Data published in The Lancet, October 14, 2014 Initiating Phase 2 studies soon: Stargardt’s Macular Degeneration (SMD) - Q1 2015 Dry Age-related Macular Degeneration (AMD) - Q2 2015 Extensive proprietary position in major markets protecting the entire value chain of the cell therapy – from the origin of the stem cell to the delivery into patients’ eyes

Stem Cells are the Starting Material but Fully Differentiated Cells are the Treatment Pluripotent Stem Cells Starting Source World Leaders in Terminal Differentiation of Pluripotent to Target Cells Induce pluripotent stem cells into terminally differentiated cells to become the target tissue, such as RPE hESC iPSC Corneal Retinal Ganglion Photoreceptor Retinal Pigment Epithelium Terminally Differentiated Cells For Transplantation

RPE Damage and Subsequent Photoreceptor Degeneration Leads to Loss of Central Visual Acuity Patients suffering from dry AMD and SMD have no effective treatment options

Retinal Pigment Epithelium is Vital for Photoreceptor Health
Failure of RPE Causes Macular Degeneration

Disease	Pathophysiology	Prevalence
Stargardt's Macular Degeneration **(SMD)**	**Genetic** (e.g. *ABCA4* gene mutation)	**US/EU:** 80k-100k
Age-related Macular Degeneration **(AMD)**	**Environmental/Genetic** (e.g. smoking, obesity) and genetic (e.g. Y402H mutation in complement factor H)	**US/EU** Wet: 7.2m-11m Dry: 61m-65m
Myopic Macular Degeneration **(MMD)**	**Environmental/Genetic** (e.g. family history and race)	**US/EU:** 0.7m-1.3m **Asia:** 7.2-13.2m

Ocata's Proprietary RPE Transplant Therapy Addresses These Forms of Macular Degeneration
Targeting Orphan Disease (SMD) and Large Potential Markets (e.g. Dry AMD and MMD)

OCATA THERAPEUTICS™

Ophthalmic Development Pipeline Includes SMD, Dry AMD and MMD Pre-clinical IND Phase 1 Phase 2 SMD Dry AMD MMD Photoreceptors Ganglion Cells Cornea Phase 2 interim data for RPE Programs Opportunity for additional IND’s Potential European launch for Stargardt’s Macular Degeneration in 2019 Multiple Opportunities for Product Development and Commercialization

Immune privileged Less prone to rejection Compact Structure Relatively small doses required to treat Straightforward delivery using currently available technology Validated tools for clinical outcome assessment The Eye is Well-Suited for Cellular Transplantation

RPE Market Dynamics for Stargardt's Macular Degeneration
Orphan Disease with an Estimated Prevalence of 1:10,000 (~31,600 in the US)

Three main subtypes of patients that physicians observe	Fast deterioration	60-70% of total Stargardt's population: symptoms present early on and progress from 20/40 to 20/200 (5-10 years)
	Slow deterioration	
	Rod and cone dystrophy	5%-10% of total Stargardt's population: could potentially benefit from aggressive treatment

Stargardt's patients are primarily diagnosed and managed by retinal specialists

There are no approved therapies that slow or stop the progression of Stargardt's disease; almost all patients develop 20/200 vision or worse and are managed currently with supportive therapies

Pipeline limited to a few product candidates in early stages of development:

- StarGen (Oxford Biomedica)
- ALK-001 (Alkeus)
- Emixustat (Acucela)

OCATA THERAPEUTICS

Market Dynamics Age-related Macular Degeneration ~1.8m Dry AMD Patients Diagnosed Every Year in the USA In the late form of dry AMD, patients can progress to geographic atrophy (GA) – GA progresses slowly and leads to the death of the photoreceptors. Approximately 110,000-165,000 Cases of Advanced Dry AMD are diagnosed every year with central GA – our primary target indication. Severe Dry AMD is a precursor to Wet AMD – Wet AMD is a blockbuster drug category e.g. Lucentis (Roche/Novartis) and Eylea (Regeneron) Dry AMD patients are primarily managed by general ophthalmologists who are referred to retinal specialists when there are risks for wet AMD or severe symptoms Pipeline indicative of unmet need and commercial opportunity includes: NT-501 (Neurotech), emixustat (Acucela, Lampalizumab from (Roche) and MC-1101 from MacuCLEAR There are no approved therapies that slow or stop the progression of AMD; almost all patients develop 20/100 or 20/200 vision or worse and can only be managed with supportive therapies

Well-defined prescriber base Patients are referred to retinal specialists (~2,500 in the US of which ~1,500- 2,000 are surgical RS) who diagnose and manage subsequent patient care Vitreoretinal surgeons will be responsible for the majority of procedures Physician outreach can be readily achieved with a relatively small but specialized technical salesforce supported by targeted marketing efforts Ease of administration: the transplanted cells are delivered via pars plana vitrectomy P1 trial being run by KOLs is scalable to all retinal surgeons Small dosage required for treatment Commercial scalability of manufacturing and distribution in process Significant unmet medical need – no approved treatments for dry AMD or SMD Opportunity to treat earlier stage disease SMD, Dry AMD and MMD are Specialized Opportunities, and Feasible for an Emerging Biotech

Clinical Programs RPE for SMD, Dry AMD and MMD

Required for vision and maintenance of photoreceptor health Delivers and metabolizes Vitamin A Recycles photopigments Phagocytosis of photoreceptor outer segments Transport of metabolic waste from retina to choriocapillaris Absorbs stray light for improved image resolution Secretes growth and survival factors needed for photoreceptor differentiation Retinal Pigment Epithelium: Vital for Photoreceptor Health

Anatomical Overview

Macular Degenerative Diseases Normal Dry AMD SMD MMD

Visual Physiology: Normal

Visual Physiology: Macular Degeneration

RPE Transplantation

Thesis of RPE Transplantation: Restoration of Anatomy & Function Neural signal restored

Open-label, non-randomized, sequential multi-center trial 4 dose cohorts Poor Vision Initially HM -> not better than 20/400; given safety, FDA supportive of treating not better than 20/100 Sequential enrollment of dose groups Independent DSMB review of safety First subject in cohort: 6 weeks after transplantation Subsequent review: 4 weeks after completion of 3-subject cohort prior to dose increase Phase 1/2 Study Design: 38 Patients Treated, Safety Well Characterized

Patches of increasing subretinal, pigmented cellular tissue consistent with transplanted, integrated RPE were observed in most subjects Images of transplanted tissue (autofluorescence, optical coherence tomography) suggest physiologic polarization and function of transplanted RPE Phase 1 Trials: Evidence of Engraftment *Subject 106 Baseline* Month 6* Anatomic Evidence of Successful Engraftment in 13/18 Subjects

Demographics of 18 Patients Studied in The Lancet Publication SMD Dry AMD N 9 9 Age median (range) 50 (20-71) 70 (70-88) Race 8 Caucasian; 1 Black 9 Caucasian Female n (%) 5 (56%) 6 (67%) Baseline Ocular Characteristics Study Eye Fellow Eye Study Eye Fellow Eye BCVA (ETDRS Letters) median (range) 5 (0-22) 6 (0-30) 21 (4-29) 62 (22-96)

BCVA Improved in Both Patient Populations and was Sustained Success in Phase 1/2 Studies Supports Investment in Proof-of-Concept Trials Days After Transplant Treated Eye Untreated Eye SMD (N=5) 0 Dry AMD (N=8) 0 Median Change in Best Corrected Visual Acuity (Letters) 0 31 91 182 366 -5 0 5 10 15 20 25 -5 0 5 10 15 20 25 0 31 91 182 366

Translating Phase 1 Success into an Optimized Phase 2 Plan

	SMD Phase 2	Dry AMD Phase 2	MMD Phase 1
N	100	45	12
Initiation	January 2015	April 2015	January 2016
Objective	• Efficacy and safety • Assessment of relevant functional and anatomic parameters	• Safety evaluation of systemic immunosuppressive regimens • Exploration of efficacy parameters	• Safety and exploration of efficacy parameters
Endpoint(s)	• Change from month 1 to 12 in average best corrected visual acuity (BCVA) **OR** • Rate of change in area of atrophy from baseline to 18 months post-transplant	• Change from month 1 to 12 in average best corrected visual acuity (BCVA) • Rate of change in area of atrophy from baseline to 18 months post-transplant	• Safety and tolerability of transplantation of hRPE cells as therapy in subjects with MMD
Design	• Phase 2, open-label, fellow-eye controlled, dose-escalation, multi-center trial	• Phase 2, open-label, fellow-eye controlled, multi-center trial	• Phase 1, open-label, dose-escalation, single-center trial
Duration	• Enrollment: ~18 months • Pre-specified interim analysis planned at months 6 and 12	• Enrollment: ~12 months • Ongoing analysis of data	• Enrollment: ~12 months • Full readout by end of 2017

OCATA THERAPEUTICS™

Vitrectomy: Commonly performed outpatient procedure (~300,000/annually) by approximately 2,000 surgeons in the US Sub-retinal administration is a ~90 second “add-on” Builds on commonly practiced eye procedures and referral patterns Cells are Transplanted via Common Surgical Technique

1 2 3 4 Additional Cell Types in Development to Address a Spectrum of Ocular Disorders Photoreceptor Progenitor Cells Macular Degeneration - dry AMD, SMD, MMD Retinitis Pigmentosa Retinal Ganglion Progenitor Cells Glaucoma Mesenchymal Stem Cells Uveitis Management of Ocular Surfaces Corneal Endothelial Therapy Corneal Disease 1 2 3 4 Rich preclinical pipeline of regenerative ophthalmology product opportunities each addressing large unmet medical needs

Operations, Finance and Corporate

Ocata Therapeutics has Invested Heavily to Own Manufacturing Process in cGMP Environment

Step	
Master Cell Bank of hESC's	Cryopreserved – inexhaustible replicative capacity starting material, stored at ACT and in remote location
Expansion of cells ~20 fold	Induction of proliferation and cell culture expansion
Shift to Terminal Differentiation to RPE cells	In-process assays to ensure morphology and sterility of cells
Purify RPE and re-passage to expand quantity	The process of re-passaging the cells can produce >1,000 fold increase of quantity of RPE cells
Harvest bulk material and cryopreserve RPE inventory	Available for patient dosing; one five month process typically yields ~1,000 doses

12 full-time employees dedicated to manufacturing, quality control, quality assurance & assay development

FDA review of CMC accepting of release criteria and processes

Continued Investment and Advances in Manufacturing and Delivery Generates Expansion of IP Estate

OCATA THERAPEUTICS™

IP Coverage From Stem Cell Line to Patient Treatment Single Blastomere Derivation of hESCs Methods of Manufacturing hESC-derived RPE cells Product Release Assays Pharmaceutical Preparations Methods-of-Treatment 3 Patent Families 13 Issued Patents 26 Pending Applications Core Patent expiry – 2031 (with Patent Term Extension) 5 Patent Families 2 Issued Patents 34 Pending Applications Core Patents - 2031 Formulation Improvements - 2032 Shipping Medium –2035 3 Patent Families 4 Issued Patents 26 Pending Applications Core Patents - 2031 Improvements - 2032 2 Patent Family 11 Pending Applications Expiry will begin 2031 & 2032 1 Patent Family 4 Issued Patents 12 Pending Applications Expiry begins 2025

Trades on OTC – OCAT September 30, 2014 cash balance - $7.8m Currently funded from $30m equity line with Lincoln Park Capital, of which ~$20m remains ~35m shares outstanding (fully diluted) no preferred stock no debt Active Dialogue with Nasdaq Ocata Therapeutics Financial Overview

Potential Milestones: Next 18 – 24 Months Year Quarter Milestone 2015 Q1 SMD P2: First subject treated Up-listing of company stock to Nasdaq Publication of data in Asian patients (SMD & AMD) Q2 AMD P2: First subject treated Q4 AMD P2: First 15 subjects with 3 month of data Partnership of non-core assets (e.g. Platelets) 2016 Q1 MMD P1: First patient treated Q3 SMD P2: 50 subjects with 6-month data AMD P2: 50% of subjects with 6-month data Q4 MMD P1: Last patient treated Continually build corporate awareness (conferences, presentations, expansion of IP estate)

Initiating Phase 2 with novel, potentially curative therapy in areas where no approved products exist today (Dry AMD/SMD) Dry AMD is a potential blockbuster indication – a precursor to Wet AMD where Treatments include Eylea (Regeneron) and Lucentis (Novartis/Roche) Safety observed, in addition to anatomical and functional evidence of repair and restoration; data published in The Lancet, October 14, 2014 Established IP position in major markets protecting the life span of the cell therapy – from the origin of the cell to the delivery into patients’ eyes The World Leader in Regenerative Ophthalmology